                                                                   EXHIBIT 10.14

                               THIRD AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of September 20, 1999, is entered into by and among;

         (1) INDUS INTERNATIONAL, INC., a Delaware corporation ("Borrower");

         (2) Each of the financial institutions listed in Schedule I to the Credit Agreement referred to in Recital A below (collectively, the "Banks"); and

         (3) CALIFORNIA BANK & TRUST, as successor by merger to Sumitomo Bank of California, a California banking corporation, as agent for the Banks (in such capacity, "Agent").

                                    RECITALS

         A. Borrower, the Banks and Agent are parties to an Amended and Restated Credit Agreement dated as of June 10, 1998, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 30, 1998 and by that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 1, 1998 (as amended, the "Credit Agreement").

         B. Borrower has requested the Banks and Agent to amend the Credit Agreement in certain respects.

         C. The Banks and Agent are willing so to amend the Credit Agreement upon the terms and subject to the conditions set forth below.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and variable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower the Banks and Agent hereby agree as follows:

         1. Definitions, Interpretation. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as to defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Credit Agreement, as amended by this Amendment. The rules of construction set forth in Section 1 of the Credit Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.

         2. Amendment to Credit Agreement. Subject to the satisfaction of the conditions set forth in Paragraph 5 below, the Credit Agreement is hereby amended as follows:

         (a) All references in the Credit Agreement to the "Sumitomo Bank of California" or to "SBC" are deleted and replaced by "California Bank & Trust."

                  (b) Paragraph 1.01, entitled "Definitions," is amended by changing the definition of "Base Rate" as set forth therein to read in its entirety as follows:

                  "Base Rate" shall mean, on any day, the Prime Rate in effect on such date; provided, however, that the Base Rate shall be increased by two percent (2.00%) on the date an Event of Default of the type set forth in Subparagraph 6.01(a) occurs and ten (10) days after the date of notification of any other type of Event of Default occurs and remains uncured, and in each case shall continue at such increased rate during the continuance of such Event of Default.

                  (c) Paragraph 1.01, entitled "Definitions," is amended by changing the definition of "Total Commitment" set forth therein to read in its entirety as follows:

                  Total Commitment shall mean Fifteen Million Dollars ($15,000,000) or, if such amount is reduced pursuant to Subparagraph 2.03(b), the amount to which so reduced and in effect from time to time.

                  (d) Subparagraph 2.01(a) is amended by changing the reference to "July 31, 2000" set forth therein to "July 31, 2001."

                  (e) Clause (i) of Subparagraph 2.02(a) entitled "Letter of Credit Facility" is amended by changing the reference to "Five Million Dollars ($5,000,000) set forth therein to "Ten Million Dollars ($10,000,000)."

                  (f) Subparagraph 2.03(b) entitled "Amount Limitations, Commitment Restrictions, Etc.," is amended by changing the reference to "$20,000,000" set forth therein to "$10,000,000."

                  (g) Paragraph 2.13(a) entitled "Security," is amended to read in its entirety as follows: "There is no security for the Obligations."

                  (h) Clause (iii) of Subparagraph 5.01(a), entitled "Financial Statements, Reports, Etc.," is amended by deleting "thereof," at the end thereof and inserting in its place "thereof and
         (D) the Borrower's annual 10-K report."

                  (i) Clause (iii) of Subparagraph 5.02(a), entitled "Indebtedness," is amended by deleting the reference to "$4,000,000" and replacing it with $5,000,000."

                  (j) Subparagraph 5.02(c), entitled "Asset Disposition," is amended by inserting after "assets or property" the following: "for less than full, fair and reasonable consideration."

                  (k) Subparagraph 5.02(d), entitled "Mergers, Acquisitions, Etc.," is deleted and replaced with the following:

                           (d) Merger, Acquisitions, Etc. Neither Borrower nor any of its Subsidiaries shall sell, lease or dispose of (whether in one transaction or in a series of transactions) all, or in the opinion of the Agent, a substantial portion of its assets; liquidate; dissolve; or consolidate with, merge, or enter a partnership, joint venture or other combination where Borrower is not the surviving entity or where the effect of such consolidation, merger, partnership, joint venture or other combination would result in an Event of Default.

                           (e)      Subparagraph 5.02(3), entitled
                                    "Investments," is deleted.

                  (l) Subparagraph 5.02(f), entitled "Dividends, Redemptions, etc.," is amended by adding at the end thereof:

                           (iv) Borrower may otherwise repurchase shares of its capital stock with a cash cost of no more than $10,000,000 in the aggregate as measured from July 30, 1999 going forward.

                  (m) Subparagraph 5.03(b) entitled "Tangible Net Worth," is deleted and replaced by the following:

                           (b) Tangible Net Worth. Borrower shall not permit its consolidated Tangible Net Worth to be on any date of determination less than the difference between $100,000,000 and the aggregate up to $10,000,000 of the cash cost of Borrower's repurchases of its capital stock from June 30, 1999 going forward.

                  (n) Subparagraph 5.03(d), entitled "Profitability," is deleted and replaced with the following:

                                    (d) Profitability.  Borrower shall not
                           permit the consolidated net income after losses of Borrower and its Subsidiaries, on a cumulative, rolling four quarter basis with a maximum of one loss quarter in any consecutive four quarter period, to be less than $1.00. Such consolidated net income includes profits from ongoing operations but excludes gains from the sale of marketable securities or other assets outside the ordinary course of business.

                  (o) Subparagraph 8.01 entitled "Notice," is amended by deleting the name, address, telephone number and facsimile number of Agent, set forth therein and replacing them with the following:

                           California Bank & Trust
                           San Francisco Regional Commercial Lending Office 465 California Street, 1st Floor
                           San Francisco, CA 94104
                           Attention: Tom Paton
                           Telephone:   (415) 875-1447
                           Facsimile:   (415) 875-1456

                  (p) Schedule 1 is deleted in its entirety and replaced with Schedule 1 hereto. Union Bank of California, N.A. is thereby deleted from the definition of "Banks" and shall have no further obligations to make advances or participate in the receipt of loan fees, principal or interest under the Credit Agreement

                  (q) Schedule II is deleted in its entirety and replaced with
         Schedule II hereto.

                  (r) Schedule 4.01(p) is deleted in its entirety and replaced with Schedule 4.01(p) hereto.

                  (s) Exhibits A, B, C and F are amended by deleting the references to "Sumitomo Bank of California" as Agent and its address and replacing them with the following:

                           California Bank & Trust
                           San Francisco Regional Commercial Lending Office 465 California Street, 1st Floor
                           San Francisco, CA 94104
                           Attention. Tom Patton
                           Telephone: (415) 475-1447
                           Facsimile: (415) 875-1456

                  (t) Exhibit E entitled "Amended and Restated Security Agreement" is deleted and the original, executed copy thereof is canceled.

         3. NOTES.

                  (a) The Note, in the principal sum of $15,000,000.00, dated June 10, 1998, executed by Borrower in favor of Union Bank of California, N.A., is cancelled and the original thereof will be so marked by said Bank and returned forthwith to Borrower.

                  (b) Concurrently with the execution of this Amendment by Borrower. Borrower shall execute and deliver to California Bank & Trust a Note in substantially the form of Exhibit D to the Credit Agreement in the principal sum of $15,000,000. Said Note shall supercede and replace that certain Note, dated June 10, 1998, in the principal sum of $20,000,000, executed by Borrower in favor of Sumitomo Bank of California, the original of which shall be marked by California Bank & Trust as so superceded by the replacement Note to be executed concurrently herewith.

         4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Agent and the Banks that the following are true and correct on the date of this Amendment and that, after giving effect to the amendment set forth in Paragraph 2 above, the following will be true and correct on the Effective Date (as defined below):

                  (a) The representations and warranties of Borrower set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material aspects.

                  (b) No Default or Event of Default has occurred and is continuing; and

                  (c) Each of the Credit Documents is in full force and effect.

         IN WITNESS WHEREOF, Borrower, Agent and the Banks have caused this Amendment to be executed as of the day and year first above written.


BORROWER                   INDUS INTERNATIONAL, INC.



                           By: /s/ William J. Grabske
                              ----------------------------
                              Name: William J. Grabske
                              Title: Chairman & CEO


AGENT:                     CALIFORNIA BANK & TRUST,
                           as successor by merger to
                           Sumitomo Bank of California



                           By: /s/ Thomas C. Paton, Jr.
                              ----------------------------
                              Name: Thomas C. Paton, Jr.
                              Title: Vice President


                           By: /s/ S.C. Bellicini
                              ----------------------------
                              Name: S.C. Bellicini
                              Title: Senior Vice President



BANKS:                     CALIFORNIA BANK & TRUST,
                           as successor by merger to
                           Sumitomo Bank of California



                           By: /s/ Thomas C. Paton, Jr.
                              ----------------------------
                              Name: Thomas C. Paton, Jr.
                              Title: Vice President


                           By: /s/ S.C. Bellicini
                              ----------------------------
                              Name: S.C. Bellicini
                              Title: Senior Vice President


                           UNION BANK OF CALIFORNIA



                           By: /s/ John Noble
                              ----------------------------
                              Name:  John Noble
                              Title: Vice President

                                   SCHEDULE I

                                     BANKS


Banks:                              Proportionate Share:
-----                               -------------------
California Bank & Trust             100.00%
San Francisco Regional Commercial
 Lending Office
465 California Street, 1st Floor
San Francisco, CA 94104
Attention:  Tom Paton
Telephone:  (415) 875-1447
Facsimile:  (415) 875-1456


Address for Notices:

California Bank & Trust
San Francisco Regional Commercial
 Lending Office
465 California Street, 1st Floor
San Francisco, CA 94104
Attention:  Tom Paton
Telephone:  (415) 875-1447
Facsimile:  (415) 875-1456


Wiring Instructions:
[Information maintained with Agent]

                                  SCHEDULED II

                                  PRICING GRID


                                              LEVEL 1                    LEVEL 2
                                              PERIOD                     PERIOD
                                              -------                    -------
APPLICABLE MARGINS                             1.00%                      1.25%

COMMITMENT FEE PERCENTAGES                     .100%                      .200%


1. The Applicable Margin for each LIBOR Loan and the Commitment Fee Percentage will be set for each Pricing Period and will vary depending upon whether such period is a Level 1 Period or a Level 2 Period.

2. Each Pricing Period will be a Level 1 Period or a Level 2 Period (i) in the case of the Applicable Margins, depending upon borrower's consolidated Leverage Ratio for the most recent fiscal quarter period ending prior to the first day of such Pricing Period; and (ii) in the case of the Commitment Fee Percentage, depending upon Borrower's consolidated Leverage Ratio for the most recent fiscal quarter period ending prior to the first day of such Pricing Period as follows:

                  (a) If, during any Pricing Period, Borrower's consolidated Leverage Ratio is less than or equal to .650 to 1:00, Borrower's pricing with respect to the Applicable Margin will be a Level 1 Period.

                  (b) If, during any Pricing Period, Borrower's consolidated Leverage Ratio is greater than .650 to 1:00, Borrower's pricing with respect to the Applicable Margin will be a Level 2 Period.

                                SCHEDULE 4.01(P)

                                  SUBSIDIARIES


Indus Group North America, Inc.

Indus Foreign Sales Corporation

Indus UK, Inc.

Indus International, Ltd.

Indus International, S.A.

Indus International Pty Ltd.

Indus International Software Pte. Ltd.

Indus International Canada, Inc.